SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, DC 20549

                                         FORM 8-K/A
                                       Amendment # 1
                                       Current Report
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                     September 18, 1997

                                CORNERSTONE PROPERTIES INC.
                   (Exact name of registrant as specified in its charter)

            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission        (IRS Employer
        incorporation)           File Number)      Identification No.)

                                Cornerstone Properties Inc.
                                          Tower 56
                                    126 East 56th Street
                                     New York, NY 10022
                          (Address of principal executive offices)

                                       (212) 605-7100
                              (Registrant's telephone number,
                                    including area code)

The registrant hereby amends Item 7 of its Current Report on Form 8-K, dated August 21, 1997, as set forth in the pages attached hereto.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

      Included herewith are the following financial statements reflecting the acquisition of One Ninety One Peachtree Tower, Market Square Office Building, Five Hundred Boylston Street Office Building, Two Twenty Two Berkeley Street Office Building, Charlotte Office Tower, 200 Galleria, 99 Canal Center, 11 Canal Center, Transpotomac Plaza, Building Five and the Dearborn Land (the "Properties").


Report of Coopers & Lybrand L.L.P., Independent Accountants, dated
February 22, 1997                                                           F-1

Combined  Statements  of Revenues  and Certain  Operating  Expenses
for the year ended December 31, 1996 and for the six months ended
June 30, 1997 and 1996                                                      F-2

Notes to Combined  Statements of Revenues and Certain Operating Expenses
for the year ended December 31, 1996 and for the six months ended
June 30, 1997 and 1996                                                      F-3

Condensed Consolidated Pro Forma Balance Sheet at June 30, 1997             F-7

Condensed Consolidated Pro Forma Statement of Operations for the six
months ended June 30, 1997                                                  F-8

Condensed Consolidated Pro Forma Statement of Operations for the year
ended December 31, 1996                                                     F-9

Notes to Pro Forma Condensed Consolidated Financial Statements              F-10

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
               INFORMATION PURSUANT TO RULE 3-14 OF REGULATION S-X


      MANAGEMENT ASSESSMENT

      Management's assessment of the Properties prior to acquisition includes, but is not limited to, the quality of the tenant base, regional demographics, the competitive environment, operating expenses and local property taxes. In addition, the physical aspect of the Properties, location, condition and quality of design and construction are evaluated. Management also conducts engineering and environmental studies. All factors, when viewed in their entirety, have met management's acquisition criteria. Management is not aware of any material factors relating to the acquisitions other than those discussed above.

      ESTIMATES OF TAXABLE OPERATING INCOME AND
      FUNDS GENERATED FROM OPERATIONS

      No income taxes have been provided because Cornerstone Properties Inc. is taxed as a real estate investment trust under the provisions of the Internal Revenue Code. Accordingly, Cornerstone does not pay Federal income tax whenever income distributed to stockholders is equal to at least 95% of real estate investment trust taxable income and certain other conditions are met.

      The following presents an estimate of cash generated from operations from the Properties for the year ended December 31, 1996 based on the Combined Statements of Revenues and Certain Operating Expenses. These estimated results do not purport to present expected results of operations for the Properties in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                           Cash Generated From Operations
                                           For the year ended December
                                           31, 1996
                                           ------------------------------
                    Revenue in excess of
                    certain operating
                    expenses                 $85,006,000
                    Straight line rent
                    adjustment                 3,849,000
                                             -----------
                    Total                    $88,855,000
                                             ===========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        CORNERSTONE PROPERTIES INC.
                                        (Registrant)

                                        By:  /s/ John S. Moody
                                             John S. Moody, President and Chief
                                             Executive Officer

                                        Date:  September 18, 1997


                                        By:  /s/ Thomas P. Loftus
                                             Thomas P. Loftus, Vice President
                                             and Controller
                                             (Principal Financial Officer)

                                        Date:  September 18, 1997

Report of Independent Accountants


To the Board of Directors of
Cornerstone Properties Inc.

We have audited the accompanying combined statement of revenues and certain operating expenses of ten properties ("Property Acquisition"), as described in
Note 1, for the year ended December 31, 1996. This combined statement of revenues and certain operating expenses is the responsibility of Property Acquisition's management. Our responsibility is to express an opinion on this statement of revenues and certain operating expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and is not intended to be a complete presentation of the Property Acquisition's revenues and expenses.

In our opinion, the combined statement of revenues and certain operating expenses for the year ended December 31, 1996, presents fairly, in all material respects, the combined revenues and certain operating expenses of the Property Acquisition as described in Note 1 in conformity with generally accepted accounting principles.


                                          /s/ COOPERS & LYBRAND L.L.P.



Atlanta, Georgia
February 22, 1997

                                Property Acquisition
           Combined Statements of Revenues and Certain Operating Expenses
                               (amounts in thousands)



                                           Six-months ended          Year ended
                                                June 30,            December 31,
                                        -----------------------     ------------
                                           1997         1996             1996
                                        (unaudited)  (unaudited)      (audited)
Revenues:
   Rental Income                         $  66,818     $ 66,402    $   133,865
   Other Income                              1,055        1,024          2,301
                                         ---------     --------    ------------
      Total revenue                         67,873       67,426        136,166

Certain operating expenses:
   Property operating and maintenance       12,245       11,657         24,866
   Real estate taxes                         9,005        9,133         17,026
   General office and administration         2,676        2,407          5,127
   Management fees                           2,109        2,077          4,141
                                        ----------     --------     -----------
      Total certain operating expenses      26,035       25,274         51,160

                                        ----------     --------     -----------
      Revenues in excess of certain
         Operating expenses             $   41,838     $ 42,152    $    85,006
                                        ==========     ========    ============


         The accompanying notes are an integral part of these combined statements of revenues and certain operating expenses.

                                Property Acquisition

                      Notes to Combined Statements of Revenues
                           And Certain Operating Expenses
                               (amounts in thousands)


1. Organization and Summary of Significant Accounting Policies:

   Description of Properties

   The accompanying combined statements of revenues and certain operating expenses of the nine office buildings and Dearborn Land ("Property Acquisition") have been presented on a combined historical cost basis because of common management and because the assets and liabilities of these properties are expected to be acquired by Cornerstone Properties Inc. ("Cornerstone").

Five of the office buildings as well as Dearborn Land are owned 100% by Dutch Institutional Holding Company, Inc. ("DIHC"). The other four office buildings are owned by partnerships which DIHC has ownership interests exceeding 50%. The ten properties included in the combined statements of revenues and certain operating expenses are:

                                                            Location
   200 Galleria                                        Atlanta, Georgia
   Charlotte Office Tower                              Charlotte, North Carolina
   99 Canal Center                                     Alexandria, Virginia
   Transpotomac Plaza, Building Five                   Alexandria, Virginia
   11 Canal Center                                     Alexandria, Virginia
   Dearborn Land                                       Chicago, Illinois
   One Ninety One Peachtree Tower                      Atlanta, Georgia
   Two Twenty Two Berkeley Street Office Building      Boston, Massachusetts
   Five Hundred Boylston Street Office Building        Boston, Massachusetts
   Market Square Office Building                       Washington, D.C.

                               Property Acquisition
                       Notes to Combined Statements of Revenues
                            And Certain Operating Expenses
                                (amounts in thousands)


1. Organization and Summary of Significant Accounting Policies, continued:

   The accompanying historical statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not reflect all operations of the properties for the periods presented. The statements exclude certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of the properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of the properties.

   Revenue Recognition

   Rental income is recognized over the terms of the tenant leases as it is earned. Unbilled rental revenue is recorded for rental income earned on a straight-line basis in excess of rent payments received pursuant to terms of the individual lease agreements.

   Use of Estimates

   The preparation of the combined statements of revenues and certain operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. Operating Leases:

   Office space is leased to tenants under various lease agreements expiring at various dates through 2015. Future minimum rental payments to be received from tenants under operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows as of June 30, 1997:


   Period                                                   (unaudited)
   For the six months ending December 31, 1997              $    45,890

   For the year ending December 31,
     1998                                                        89,261
     1999                                                        83,634
     2000                                                        84,269
     2001                                                        77,624
     2002                                                        66,661
     Thereafter                                                 235,903
                                                            ------------
                                                            $   683,242
                                                            ============
                                         F-4

                                 Property Acquisition
                       Notes to Combined Statements of Revenues
                            And Certain Operating Expenses
                                (amounts in thousands)

2. Operating Leases, continued:

   The geographic concentration of the future minimum lease payments to be received are as follows:

      Locations                                             (unaudited)
      Atlanta, Georgia                                   $    273,756
      Boston, Massachusetts                                   182,058
      Washington, D.C.                                        157,972
      Alexandria, Virginia                                     32,568
      Charlotte, North Carolina                                36,888
                                                         -------------
                                                         $    683,242
                                                         =============

3.  Ground Leases

   The Property Acquisition has a ground lease agreement for a portion of the land upon which One Ninety One Peachtree Tower lies. The 99-year ground lease required reimbursement of property taxes and annual lease payments of $5 through January 31, 1998, $45 through January 31, 2002, and $75 through January 31, 2008. Thereafter, the annual rents increase $2 per year throughout the lease term. The ground lease is renewable for an additional 99 years.

   The Property Acquisition has a ground lease agreement for a portion of the land under the parking facility of the 200 Galleria Building. Annual lease payments are approximately $1 through the lease expiration on September 30, 2018. In addition to the lease payments, Property Acquisition is obligated to reimburse related property taxes.


4.  Management Agreements:

   The Property Acquisition is committed under several management agreements. The agreements, which can be terminated without penalty for cause or upon dissolution of the ventures or sales of the property as defined in the agreements, have the following terms and conditions:

                                                            Agreement           Management and
   Building                        Management Company         Terms             Leasing Fee Basis


   Five Hundred Boylston Street    Gerald D. Hines          75 years through    3% of Gross rental receipts
     Office Building               Interest, Ltd.              5/2061           (including parking)

                              Property Acquisition
                       Notes to Combined Statements of Revenues
                            And Certain Operating Expenses
                                (amounts in thousands)


4. Management Agreements, continued:

                                                                 Agreement           Management and
   Building                        Management Company              Terms             Leasing Fee Basis

   Two Twenty Two Berkeley         Hines Interests Limited       75 years through    3% of Gross rental receipts
   Street Office Building          Partnership                      4/2064           (including parking)

   Market Square Office            Trammell Crow Real Estate     15 years through    3% of Gross rental receipts
     Building                      Services, Inc.                   7/2005

   Market Square Office            Trammell Crow Real Estate     15 years through    Varies from 1% to 4%
     Building                      Services, Inc.                   7/2005           based on terms and
                                                                                     conditions specified in
                                                                                     the agreement

   One Ninety One Peachtree        C.H. Management Associates    15 years through    $.25 square foot of
     Tower                                                          1/2003           leaseable space plus $.62
                                                                                     square foot of occupied
                                                                                     space, increased 4.5%
                                                                                     annually

   One Ninety One Peachtree        C.H. Management Associates    15 years through    Varies from 1%-4% based
     Tower                                                          1/2003           on terms and conditions
                                                                                     specified in the agreement

   During the year ended December 31, 1996 and the six months ended June 30, 1997 and 1996, fees paid under these agreements were $5,234 (audited), $2,580 (unaudited) and $2,592 (unaudited), respectively.

   In addition, One Ninety One Peachtree Tower, Two Twenty Two Berkeley Street Office Building, Five Hundred Boylston Street Office Building and Market Square Office Building each have management agreements which require fees to be paid to DIHC for oversight management services. These fees, included in management fees on the combined statements of revenues and certain operating expenses, total $450, $228, and $225 respectively for the year ended December 31, 1996 and the six months ended June 30, 1997 and 1996. These agreements will be assumed by Cornerstone upon the acquisition of the Property Acquisition.


                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997
                            (Amounts in thousands)
                                  (UNAUDITED)
                                                                    (8)
                                                  Historical     Property       Pro Forma         Pro Forma
                                                  Cornerstone    Acquisition    Adjustments       Cornerstone
                                                  -----------------------------------------------------------
Assets
     Real estate investments                     $873,211       $1,086,870   $  8,000   (9)        $1,968,081
     Less: Accumulated depreciation               212,745            -            -                   212,745
                                                  -----------------------------------------------------------
     Real estate investments                      660,466        1,086,870      8,000               1,755,336
     Other assets                                 312,475         (199,382)       -                   113,093
                                                  -----------------------------------------------------------
     Total assets                                $972,941       $  887,488   $  8,000              $1,868,429
                                                  ===========================================================
Liabilities
     Long term debt                              $367,103       $  250,000   $    -                $  617,103
     Other liabilities                            78,095            59,548      8,000    (9)          145,643
                                                  -----------------------------------------------------------
     Total liabilities                            445,198          309,548      8,000                 762,746
                                                  -----------------------------------------------------------

Minority interest                                 (17,510)          30,940        -                    13,430
Redeemable preferred stock                        162,515              -     (162,515)   (6)              -

Stockholders' investment                          382,738          547,000    162,515    (6)        1,092,253
                                                  -----------------------------------------------------------
Total Liabilities and stockholders' investment   $972,941       $  887,488   $  8,000              $1,868,429
                                                  ===========================================================

                                       F-7


                       CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          FOR THE SIX MONTHS ENDED JUNE 30, 1997
                  (Amounts in thousands, except per share data)
                                       (UNAUDITED)

                                                                    (8)          (16)
                                              Historical         Property      Equity in      Pro Forma                 Pro Forma
                                              Cornerstone       Acquisition     Earnings     Adjustments               Cornerstone
                                              ------------------------------------------------------------------------------------
Revenues
     Office and parking rentals               $ 68,691           $ 66,818       $ (30,737)   $   3,180  (2)(13)         $ 107,952
     Equity in earnings of joint ventures         -                  -             20,946      (18,130) (2)(4)(15)          2,816
     Interest and other income                   4,564              1,055            (168)      12,666  (10)(13)(14)       18,117
                                              ---------------------------                      ----------------------------------
          Total Revenues                        73,255             67,873                       (2,284)                   128,885
                                              ===========================                      ==================================

Expenses
     Building operating expenses                26,653             26,035           (9,959)        395  (13)(17)           43,124
     Interest expense                           14,748               -                          11,037  (3)(11)            25,785
     Depreciation and amortization              14,097               -                           5,728  (4)(13)            19,825
     General and administrative                  3,218               -                             250                      3,468
                                             -----------------------------                     ----------------------------------
          Total Expenses                        58,716             26,035                       17,410                     92,202
                                             =============================                     ==================================

Other income (expenses)
     Net gain (loss) on interest rate swap          99               -                              -                          99
     Minority Interest                            (994)              -                          (1,000) (5)                (1,994)
                                             -----------------------------                    -------------------------------------
Income (loss) before extraordinary loss      $  13,644           $ 41,838                     $(20,694)                  $ 34,788
                                             =============================                    =====================================
Extraordinary Loss                                (54)               -                             -                          (54)
Net Income (Loss)                            $ 13,590            $ 41,838                     $(20,694)                  $ 34,734
                                             ============================                     =====================================
Preferred Dividends                             8,410                                           (6,660) (6)                 1,750
Income available for Common Stockholders     $ l5,180            $ 41,838                     $(14,034)                  $ 32,984
                                             ============================                     =====================================

Income Before Extraordinary

Loss per Share                               $   0.19                                                                      $ 0.40
                                             ========                                                                      =======
Net Income per Share                         $   0.19                                                                      $ 0.40
                                             ========                                                                      =======
Weighted Shares Outstanding                    27,237                                           55,455  (7)(10)(12)        82,692
                                             ========                                                                      =======

                                      F-8


                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (Amounts in thousands, except per share data)
                                   (UNAUDITED)

                                                               (1)
                                                            Previously                     (16)
                                             Historical      Reflected      Property     Equity in    Pro Forma          Pro Forma
                                             Cornerstone    Adjustment     Acquisition    Earning     Adjustments        Cornerstone
                                             ---------------------------------------------------------------------------------------
Revenues
     Office and parking rentals              $ 111,494       $ 22,098      $ 133,865     $(63,012)    $ 3,506  (2)        $ 207,951
     Equity in earnings of joint ventures         -               -             -          43,233     (36,401) (2)(4)(15)     6,832
     Interest and other income                   5,414           (374)         2,301         (578)     31,178  (14)          37,941
                                             ----------------------------------------                -------------------------------
          Total Revenues                       116,908         21,724        136,166                   (1,717)              252,724
                                             ========================================                ===============================
Expenses
     Building operating expenses                44,188          9,505         51,160      (20,357)       (450) (17)          84,046
     Interest expense                           31,345         (1,625)          -                      22,881  (3)           52,601
     Depreciation and amortization              24,801          3,028           -                      11,171  (4)           39,000
     General and administrative                  6,312            -             -                         500                 6,812
                                             ---------------------------------------                 -------------------------------
          Total Expenses                       106,646         10,908         51,160                   34,102               182,459
                                             ---------------------------------------                 -------------------------------
Other income (expenses)
     Net gain (loss) on interest rate swap       4,278            -             -                         -                   4,278
     Minority Interest                          (1,519)           -             -                      (1,986) (5)          (3,505)
                                             ----------------------------------------                -------------------------------
Income (loss) before extraordinary loss      $  13,021       $ 10,816       $ 85,006                 $(37,805)             $ 71,038
                                             ========================================                ===============================

Extraordinary Loss                              (3,925)           -             -                         -                  (3,925)

Net Income (Loss)                            $   9,096       $ 10,816       $ 85,006                 $(37,805)             $ 67,113
                                             ========================================                ===============================
Preferred Dividends                              5,153         11,667           -                     (13,320) (6)            3,500
Income available for Common Stockholders     $   3,943       $   (851)      $ 85,006                 $(24,485)             $ 63,613
                                             ========================================                ===============================

Income Before Extraordinary

Loss per Share                               $    0.39                                                                     $   0.82
                                             =========                                                                     =========
Net Income per Share                         $    0.19                                                                     $   0.77
                                             =========                                                                     =========
Weighted Shares Outstanding                     20,411         14,000                                  47,771 (7)            82,182
                                             =========                                                                     =========

                                      F-9

                         CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                                NOTES TO PRO FORMA CONDENSED
                             CONSOLIDATED FINANCIAL STATEMENTS


The unaudited condensed consolidated pro forma statements of operations are presented as if the acquisition of the Properties, Cornerstone's Offering of Common Stock in April 1997, the sale and conversion of Cornerstone's 8% Cumulative Convertible Preferred Stock and 8% Cumulative Convertible Preferred Stock, Series A, Cornerstone's repayment of a $32.5 million term loan from Deutsche Bank and the acquisition of two properties in New York City, the property in Oakbrook Terrace, Illinois and the property in Pittsburgh had occurred as of January 1, 1996. The unaudited condensed consolidated pro forma balance sheet is presented as if the Property Acquisition and the sale and conversion of Cornerstone's 8% Preferred Stock and 8% Preferred Stock, Series A, had occurred at June 30, 1997. The pro forma condensed consolidated financial statements are not necessarily indicative of results of operations or the consolidated financial position that would have resulted had the acquisition of the Properties and the other aforementioned transactions been consummated at the dates indicated.



(1)Represents the adjustments for Cornerstone's Offering of Common Stock in April 1997, the sale of the Company's 8% Cumulative Convertible Preferred Stock and 8% Cumulative Convertible Preferred Stock, Series A, the Company's repayment of a $32.5 million term loan from Deutsche Bank and the acquisition of One Lincoln Centre, The Frick Building and 527 Madison Avenue previously reflected in the Prospectus Supplement dated April 15, 1997.

(2)Represents an adjustment for the straight line rent effect of acquiring the Properties on January 1, 1996. Historical straight line rent has been eliminated.

(3)Represents additional interest expense related to the Property Acquisition which was financed in part by purchase money debt and the acquisition line of credit. The weighted average interest rate for this financing is 7.23%.

(4)Represents depreciation on the Properties which has been calculated over 40 years on a straight line basis. The purchase price has been allocated to each property based on its respective fair market value and further allocated to building and land.

(5)Represents an adjustment for the 8.5% minority interest in earnings on Five Hundred Boylston Street Office Building and Two Twenty Two Berkeley Street Office Building.

(6)Represents the conversion to common stock of the 8% Cumulative Convertible Preferred Stock and the 8% Cumulative Convertible Preferred Stock, Series A.

(7)Represents the conversion noted in (6) into 11.5 million common shares, the exercise of the over allotment option by Merrill Lynch (2.1 million shares) and the issuance of 34.2 million shares for the Property Acquisition.

(8) The $1.057 billion purchase price will be funded through $260 million in cash ($60 million coming from a line of credit), $250 million of purchase money mortgage debt and $547 million in equity (34.2 million common shares at $16.00/share). The fair value of the minority interests in Five Hundred Boylston Street Office Building and Two Twenty Two Berkeley Street Office Building is approximately $31 million.

(9) Represents due diligence and closing costs which have been estimated at $8 million. These acquisition costs will be capitalized to real estate investments and depreciated straight line over 40 years.

(10) Represents an adjustment to eliminate the interest income and weighted common shares outstanding of the Offering and its proceeds used for the Property Acquisition for the period from April 21, 1997 to June 30, 1997. Interest income has also been adjusted for the funds used to repay the $32.5 million term loan and to purchase 527 Madison Avenue.

(11) Represents the elimination of interest expense on the $32.5 million term loan.

(12) Reflects the April 1997 Offering as if the shares were outstanding for the entire period.

(13) Represents the income statement activity of 527 Madison Avenue for the period January 1, 1997 to February 13, 1997. 527 Madison Avenue was acquired by Cornerstone on February 14, 1997.

(14) Represents the interest income earned by Cornerstone for the mortgages on One Ninety One Peachtree Tower and Market Square Office Building.

(15) Represents the interest expense to the joint ventures for the mortgages on One Ninety One Peachtree Tower and Market Square Office Building.

(16) Represents the Equity in Earnings of the partnerships that own One Ninety One Peachtree Tower and Market Square Office Building.

(17) Represents the asset management fees paid to Cornerstone on One Ninety One Peachtree Tower, Market Square Office Building, Five Hundred Boylston Street Office Building and Two Twenty Two Berkeley Street Office Building.















                                      F-11